CONSENT OF PETROLEUM ENGINEERING CONSULTANT



     I hereby consent to the incorporation by reference into the registration statement on Form S-3 of Frontier Oil Exploration Company (the "Company") of my report as of December 31, 1995, respecting the estimated oil reserve information for the Montana and Nevada producing properties of the Company, as such report is referred to in the Company's annual report on form 10-K for its fiscal year ended December 31, 1995.


/s/ Larry D. Krause


LARRY D. KRAUSE


Billings, Montana
July 16, 1996